Exhibit 8.2

             [Letterhead for Jun He Law Office]


June 29, 1998


Integrated Transportation Network Group, Inc.
575 Lexington Avenue, Suite 410
New York, NY  10022

Re:  Form S-1, Registration Statement under the Securities
     Act of 1933
     -------------------------------------------------------

Gentlemen:

This opinion is being provided at the request of Integrated Transportation Network Group Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-1, Registration No. 333-47879 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act").

For the purposes of giving this opinion, we have examined the Registration Statement, the prospectus included in the Registration Statement(the "Prospectus"), and such other documents as we have deemed necessary or appropriate but have not conducted any relevant factual investigation. We do not express any opinion concerning any part of the Registration Statement and the Prospectus or the filing thereof except the following.

Based upon and subject to the foregoing and assuming that all factual statements in the Registration Statement and the Prospectus are true and accurate, and the Company and its joint venture in China have or will comply with all applicable legal requirements on taxation in China, we are of the opinion that the statements in the Prospectus under the caption "TAXATION--China Taxation", insofar as such statements constitute summaries of Chinese legal matters, fairly and accurately summarize the matters referred to.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the captions "Enforceability of Civil Remedies" and "Taxation" in the Prospectus. In so doing, we do not admit that we are in the category of persons whose consent is required under section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                              Very truly yours,


                              /s/ Jun He Law Office

                              Jun He Law Office